SCHEDULE 14A
                          (Rule 14a-101)
              INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934

Filed by the registrant / /

File by a party other than the registrant /x/

Check the appropriate box:

   / /  Preliminary proxy statement   / /  Confidential, for Use of the
                                           Commission Only (as permitted by
   / /  Definitive proxy statement         Rule 14a-6(e)(2))

   / /  Definitive additional materials

   /x/  Soliciting material pursuant to
        Rule 14a-11(c) or Rule 14a-12

                GREAT WESTERN FINANCIAL CORPORATION
         (Name of Registrant as Specified In Its Charter)

                     H. F. AHMANSON & COMPANY
            (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  No fee required

/x/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

H. F. AHMANSON & COMPANY           HOME SAVINGS OF AMERICA           NEWS
                                   SAVINGS OF AMERICA

4900 Rivergrade Road
Irwindale, California  91706
(818) 814-7922


FOR IMMEDIATE RELEASE                        CONTACTS:
                                             Media:     Mary Trigg
                                                        (818) 814-7922
                                             Investor:  Steve Swartz
                                                        (818) 814-7986

          AHMANSON CLARIFIES PLANS FOR MERGER INTEGRATION

     IRWINDALE, Calif., February 21, 1997 -- Charles R. Rinehart, chairman and chief executive officer of H.F. Ahmanson & Company (AHM:NYSE), parent company of Home Savings of America, today sent a letter to the Board of Directors of the Great Western Financial Corporation clarifying the company's position concerning how it plans to integrate the employees of both organizations through its proposed merger.

     The letter makes clear three fundamental points.  They are:

* If Great Western will take the same prudent actions Ahmanson has already taken to limit employee dislocation, it can ensure that layoffs of Great Western employees will be minimal -- far less than has occurred in other major banking transactions.

*    Ahmanson is making a special commitment that decisions about
     Ahmanson and Great Western employees occupying similar positions will be made on the merits. Ahmanson recognizes that there are many talented people at Great Western, and that it is not willing to ignore this fact.

* Ahmanson's commitment to its employees will not cause a single Great Western employee to lose his or her job.

     The letter was sent to Great Western directors in response to feedback it has received concerning statements made by Ahmanson Chairman and Chief Executive Officer Charles R. Rinehart to employees during the announcement of the bank's merger proposal. Rinehart's comments were "no current Ahmanson employee will cease to have a job with the company or have his or her grade or salary reduced as a result of the merger."

     "There has obviously been a great deal of misinterpretation of our intentions with regard to employee selection," said Rinehart. "We respect and admire the many talented people at Great Western and have made it our highest objective to bring on board as many of their employees as possible."

     H.F. Ahmanson & Company, with assets of nearly $50 billion, is the parent company of Home Savings of America, one of the nation's largest full-service consumer banks.

                                ###

                     H. F. AHMANSON & COMPANY
                       4900 Rivergrade Road
                   Irwindale, California  91706
                          (818) 814-7800


CHARLES R. RINEHART
CHAIRMAN OF THE BOARD
CHIEF EXECUTIVE OFFICER


                         February 20, 1997


Board of Directors
Great Western Financial Corporation
9200 Oakdale Avenue
Chatsworth, CA  91311


     We believe that it is essential for the Great Western board -- and the Great Western employees -- to have an accurate understanding of our plans for the employees of both our companies, our commitment to the welfare of all these employees and the actual meaning of our communications to the Ahmanson employees. So that there will be no further misunderstanding or misinterpretation, let me emphasize three basic points.

  * If Great Western will take the same prudent actions Ahmanson has already taken to limit employee dislocation, it can ensure that layoffs of Great Western employees will be minimal -- far less than has occurred in other major banking transactions.

  *  We are making a special commitment that decisions about
     Ahmanson and Great Western employees occupying similar positions will be made on the merits. We recognize that there are many talented people at Great Western, and we are not willing to ignore this fact.

  * Our commitment to current Ahmanson employees will not cause a single Great Western employee to lose his or her job.

Let me now elaborate on each of these three points.

1.   MINIMIZING THE NEED FOR ANY LAYOFFS

     First, as you know, there is substantial employee attrition at virtually all banking organizations. Based on our own attrition rates and industry norms, and assuming that Great Western implements hiring restraints that are comparable to

Board of Directors
Great Western Financial Corporation
February 20, 1997
Page Two


Ahmanson's actions, the number of positions that could be open through year-end 1998 (the target date for realization of all cost savings) could exceed the number of position reductions which we believe are required to achieve the cost savings we project.

     We recognize that there will not be a total match between overall attrition rates and the positions where reductions are necessary. But those situations will be offset in substantial part by the needs of a significantly larger and more complex company for additional managerial resources. The combination of the significant reductions resulting from attrition and these increased staffing needs should reduce actual layoffs to a minimal number.

     Let me be even more specific. If you will cooperate with us in introducing hiring restraints and related policies, we believe that the layoffs of Great Western employees will be held to only a small fraction of the layoffs of First Interstate employees in the Wells Fargo transaction, and could even be less than the layoffs of American Savings employees in the Washington Mutual transaction, although that transaction was much smaller than our proposed merger.

     It is also essential to recognize that in the one area where attrition is least likely to be sufficient -- headquarters, administrative and support staff employees -- our transaction offers significant advantages for your headquarters, administrative and support staff employees relative to a transaction with an out-of-state acquirer. Out-of-state transactions (such as the acquisition of American Savings by Washington Mutual) involve relocation of a substantial proportion of the headquarters, administrative and support function to the acquirer's out-of-state headquarters, which has the practical result of disenfranchising virtually all the acquired institution's staff. In contrast, the advantage of an Ahmanson/Great Western transaction is that many of your staff can remain with the combined company without relocation.

2.   MERIT-BASED SELECTION

     We are committed -- for both the good of the combined organization and as a matter of fairness to Great Western employees -- to select employees based on their respective merits. For example, if we were to consolidate two side-by-side

Board of Directors
Great Western Financial Corporation
February 20, 1997
Page Three


branches and the Great Western manager were deemed the better candidate, he or she would become the manager of the combined branch. This is a commitment that is rarely, if ever, given by the acquirer in a merger transaction, and we believe it should be a distinct positive for your employees. Moreover, if the Great Western employee is not selected on the merits, we will make every effort to find that individual an open position in the company.

3. OUR COMMITMENT TO AHMANSON EMPLOYEES DOES NOT ADVERSELY AFFECT GREAT WESTERN EMPLOYEES

     We were willing to make our commitment regarding job losses to Ahmanson employees precisely because we know that, if you cooperate with us in minimizing employee dislocations, that commitment will not cause a single Great Western employee to lose his or her job. As we have already indicated, attrition and the need for additional managerial resources will significantly reduce the need for any layoffs. To the extent that these two factors are not sufficient to deal with potential layoffs, position decisions will be made on the merits.

     As a result, a Great Western employee will be laid off only if attrition and additional managerial requirements have not provided a job opportunity after diligent effort -- and he or she is less capable than his or her Ahmanson counterpart. Such a person would have been laid off even if we had not made our commitment to Ahmanson employees. We have assumed that there may be a small number of Ahmanson employees who might have been laid off as a result of this approach, but who will be retained as a result of our commitment.

     In this respect, but in this respect only, we acknowledge that there may be -- to a very limited extent -- different treatment of Ahmanson and Great Western employees because of our commitment to the Ahmanson employees. If we drew attention by being candid where other acquirors are not, we are prepared to live with it. But we truly believe that our overall program is far fairer to your employees than has been or would be the case in other merger transactions. In these other transactions, no commitment is made to evaluate employment decisions on the merits, and layoffs are substantially greater at the acquired institution than the acquiring institution. Disproportionate treatment of employees occurs -- as a reality -- in virtually every merger

Board of Directors
Great Western Financial Corporation
February 20, 1997
Page Four


and would occur if Great Western were acquired by a third party, and any suggestion to the contrary is both inaccurate and creates misleading expectations for the Great Western employees.

     In the final analysis, the impact of our merger proposal on the Great Western employees is now largely in your hands. If you will engage in meaningful and substantive discussions with us, we can together minimize the impact on Great Western employees and reduce the anxiety that inaccurate reports have produced. If you do not impose additional cost burdens on the combined company, we can both meet our cost savings projections and minimize employee dislocations.

     In conclusion, we recognize that Great Western has many talented and skilled executives and employees. We have expressed these sentiments in our discussions with the press, analysts and our own employees. As we said in our letter to you of February 17, 1997, we hope that the merger will bring together the very best of our people -- for the benefit of our shareholders, our customers, our communities, and our employees.

                              Sincerely,

                              Charles R. Rinehart

     THIS DOCUMENT CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF AHMANSON AND, ASSUMING THE CONSUMMATION OF THE PROPOSED MERGER, A COMBINED AHMANSON/GREAT WESTERN FINANCIAL CORPORATION, INCLUDING STATEMENTS RELATING TO: (A) THE COST SAVINGS AND ACCRETION TO CASH EARNINGS AND REPORTED EARNINGS THAT WILL BE REALIZED FROM THE PROPOSED MERGER; (B) THE IMPACT ON REVENUES OF THE PROPOSED MERGER, INCLUDING THE POTENTIAL FOR ENHANCED REVENUES AND THE IMPACT ON REVENUES OF CONSOLIDATION OF RETAIL BRANCHES AND OTHER OPERATIONS AS PLANNED; (C) AHMANSON'S STOCK PURCHASE PROGRAM; AND (D) THE RESTRUCTURING CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE PROPOSED MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE PROPOSED MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE PROPOSED MERGER ARE LOWER THAN EXPECTED; (3) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF AHMANSON AND GWF ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR (7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF AHMANSON AFTER THE PROPOSED MERGER IS INCLUDED IN FILINGS BY AHMANSON WITH THE SECURITIES AND EXCHANGE COMMISSION, (THE "COMMISSION"), INCLUDING A REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE COMMISSION ON FEBRUARY 18, 1997, AND THE COMMISSION FILINGS INCORPORATED BY REFERENCE THEREIN.


            SHARES OF GREAT WESTERN CORPORATION ("GWF")
           COMMON STOCK HELD BY H.F. AHMANSON & COMPANY
        ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS
     AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON
       AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
          CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY
                          OF THEM AND GWF

     Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on April 22, 1997 (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below may also solicit consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt a non-binding resolution of stockholders and an amendment to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard
M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Shulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Madeleine A. Kleiner (Senior Executive Vice President and General Counsel), Stephen Swartz (Senior Vice President and Director of Investor Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Mary Trigg (Senior Vice President and Director of Public Relations), Linda McCall (Senior Vice President and Director of Corporate Taxes), Adrian Rodriguez (Vice President of Public Relations), Samantha Davies (Vice President of Public Relations), Peter Bennett (Assistant Vice President of Public Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), and Tim Glassett (First Vice President and Assistant General Counsel); and the following Nominees: Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

     As of the date of this communication, Ahmanson is the beneficial owner of 100 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

     Other than set forth herein, as of the date of this communication, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

     Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation. Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of the most recent practicable date prior to the date hereof as such information was available, CSFB holds a net 24 shares of GWF common stock and Montgomery does not hold any shares of GWF common stock.

     Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.

H. F. AHMANSON & COMPANY           HOME SAVINGS OF AMERICA          NEWS
                                   SAVINGS OF AMERICA

4900 Rivergrade Road
Irwindale, California  91706
(818) 814-7922


FOR IMMEDIATE RELEASE                        CONTACTS:
                                        Media:     Mary Trigg
                                                   (818) 814-7922
                                        Investor:  Steve Swartz
                                                   (818) 814-7986

                H.F. AHMANSON & COMPANY RESPONDS TO
      GREAT WESTERN FINANCIAL CORPORATION'S BY-LAW AMENDMENT

     IRWINDALE, CA, FEBRUARY 21, 1996 - In accordance with the Board of Great Western's sudden decision to amend that company's by-law concerning consent solicitations, H.F. Ahmanson & Company (NYSE:AHM) today responded by sending a written request to Great Western Financial Corporation (NYSE:GWF) for Great Western to fix a record date, no later than ten days from today, for Ahmanson's proposed consent solicitation.

     In its request, Ahmanson urged Great Western's board to refrain from taking actions inconsistent with Ahmanson's stockholder consent solicitation, given the delay that will result from Great Western's action.

     Ahmanson further stated, in response to Great Western's announcement today concerning the by-law amendment adopted by its Board of Directors, "The best course for Great Western to pursue on behalf of its shareholders, employees and customers is to enter into discussions with us immediately. This action by the Board is clearly designed to delay the ability of Great Western's shareholders to take action by consent solicitation.. We remain committed to the merger proposal and to pursuing the actions we have initiated in that regard."

     H.F. Ahmanson & Company, with assets of nearly $50 billion, is the parent company of Home Savings of America, is one of the nation's largest full-service consumer bank.

                                ###

     THIS DOCUMENT CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF AHMANSON AND, ASSUMING THE CONSUMMATION OF THE PROPOSED MERGER, A COMBINED AHMANSON/GREAT WESTERN FINANCIAL CORPORATION, INCLUDING STATEMENTS RELATING TO: (A) THE COST SAVINGS AND ACCRETION TO CASH EARNINGS AND REPORTED EARNINGS THAT WILL BE REALIZED FROM THE PROPOSED MERGER; (B) THE IMPACT ON REVENUES OF THE PROPOSED MERGER, INCLUDING THE POTENTIAL FOR ENHANCED REVENUES AND THE IMPACT ON REVENUES OF CONSOLIDATION OF RETAIL BRANCHES AND OTHER OPERATIONS AS PLANNED; (C) AHMANSON'S STOCK PURCHASE PROGRAM; AND (D) THE RESTRUCTURING CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE PROPOSED MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE PROPOSED MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE PROPOSED MERGER ARE LOWER THAN EXPECTED; (3) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF AHMANSON AND GWF ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR (7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF AHMANSON AFTER THE PROPOSED MERGER IS INCLUDED IN FILINGS BY AHMANSON WITH THE SECURITIES AND EXCHANGE COMMISSION, (THE "COMMISSION"), INCLUDING A REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE COMMISSION ON FEBRUARY 18, 1997, AND THE COMMISSION FILINGS INCORPORATED BY REFERENCE THEREIN.


            SHARES OF GREAT WESTERN CORPORATION ("GWF")
           COMMON STOCK HELD BY H.F. AHMANSON & COMPANY
        ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS
     AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON
       AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
          CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY
                          OF THEM AND GWF

     Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on April 22, 1997 (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below may also solicit consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt a non-binding resolution of stockholders and an amendment to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard
M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Shulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Madeleine A. Kleiner (Senior Executive Vice President and General Counsel), Stephen Swartz (Senior Vice President and Director of Investor Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Mary Trigg (Senior Vice President and Director of Public Relations), Linda McCall (Senior Vice President and Director of Corporate Taxes), Adrian Rodriguez (Vice President of Public Relations), Samantha Davies (Vice President of Public Relations), Peter Bennett (Assistant Vice President of Public Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), and Tim Glassett (First Vice President and Assistant General Counsel); and the following Nominees:
Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh
M. Grant and John E. Merow.

     As of the date of this communication, Ahmanson is the beneficial owner of 100 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

     Other than set forth herein, as of the date of this communication, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

     Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation. Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of the most recent practicable date prior to the date hereof as such information was available, CSFB holds a net 24 shares of GWF common stock and Montgomery does not hold any shares of GWF common stock.

     Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.